NEW YORK LIFE INVESTMENTS FUNDS

AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement is hereby made as of the 28th day of February, 2026, between New York Life Investments Funds, a Massachusetts business trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Fund,” and collectively, the “Funds”) and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the Trust and the Manager are parties to the Amended and Restated Management Agreement, dated February 27, 2015, as amended (the “Agreement”); and

WHEREAS, the Trust and the Manager hereby wish to amend Schedule A of the Agreement to reflect the following changes including: (i) changes to the Trust’s and each Fund’s name; and (ii): revised management fee for NYLI MacKay U.S. Infrastructure Bond Fund:

Former Trust Name	New Trust Name
The MainStay Funds	New York Life Investments Funds

Former Fund Name	New Fund Name
MainStay Candriam Emerging Markets Debt Fund	NYLI Candriam Emerging Markets Debt Fund
MainStay Income Builder Fund	NYLI Income Builder Fund
MainStay MacKay Convertible Fund	NYLI MacKay Convertible Fund
MainStay MacKay High Yield Corporate Bond Fund	NYLI MacKay High Yield Corporate Bond Fund
MainStay MacKay Strategic Bond Fund	NYLI MacKay Strategic Bond Fund
MainStay MacKay Tax Free Bond Fund	NYLI MacKay Tax Free Bond Fund
MainStay MacKay U.S. Infrastructure Bond Fund	NYLI MacKay U.S. Infrastructure Bond Fund
MainStay Money Market Fund	NYLI Money Market Fund
MainStay WMC Enduring Capital Fund	NYLI WMC Enduring Capital Fund
MainStay WMC Value Fund	NYLI WMC Value Fund
MainStay Winslow Large Cap Growth Fund	NYLI Winslow Large Cap Growth Fund

NOW, THEREFORE, the parties agree as follows:

(i) Effective August 28, 2024, the name of the Trust and the name of the Funds have changed as set forth above.

(ii) Effective February 28, 2026, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

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 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest: /s/ Brian J. McGrady    By: /s/ Kirk C. Lehneis

Name: Brian J. McGrady  Name: Kirk C. Lehneis

Title:  Director and Associate General  Title: Senior Managing Director

Counsel

NEW YORK LIFE INVESTMENTS FUNDS

Attest: /s/ Brian J. McGrady    By: /s/ Kirk C. Lehneis

Name: Brian J. McGrady    Name: Kirk C. Lehneis

Title:  Assistant Secretary    Title:  President

SCHEDULE A

(As of February 28, 2026)

For all services rendered by the Manager hereunder, each Fund of the Trust shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, at an annual fee equal to the following:

FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
NYLI Candriam Emerging Markets Debt Fund	0.70% on assets up to $500 million; and 0.65% on assets over $500 million
NYLI Income Builder Fund	0.64% on assets up to $500 million; 0.60% on assets from $500 million to $1 billion; 0.575% on assets from $1 billion to $5 billion; and 0.565% on assets over $5 billion
NYLI MacKay Convertible Fund

0.60% on assets up to $500 million;
0.55% on assets from $500 million to $1 billion;
0.50% on assets from $1 billion to $2 billion;
0.49% on assets from $2 billion to $5 billion; and
0.48% on assets over $5 billion

NYLI MacKay High Yield Corporate Bond Fund

0.60% on assets up to $500 million;
0.55% on assets from $500 million to $5 billion;

0.525% on assets from $5 billion to $7 billion;

0.50% on assets from $7 billion to $10 billion;

0.49% on assets from $10 billion to $15 billion; and
0.48% on assets over $15 billion

NYLI MacKay Strategic Bond Fund	0.60% on assets up to $500 million; 0.55% on assets from $500 million to $1 billion; 0.50% on assets from $1 billion to $5 billion; and 0.475% on assets over $5 billion
NYLI MacKay Tax Free Bond Fund

0.45% on assets up to $500 million;

0.425% on assets from $500 million to $1 billion;

0.40% on assets from $1 billion to $5 billion;

0.39% on assets from $5 billion to $7 billion;
0.38% on assets from $7 billion to $9 billion;
0.37% on assets from $9 billion to $11 billion; and
0.36% on assets over $11 billion

NYLI MacKay U.S. Infrastructure Bond Fund	0.50% on assets up to $500 million; 0.475% on assets from $500 million to $1 billion; 0.45% on assets from $1 billion to $3 billion; and 0.43% on assets over $3 billion
NYLI Money Market Fund	0.40% on assets up to $500 million; 0.35% on assets from $500 million up to $1 billion; and 0.30% on assets over $1 billion

FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
NYLI WMC Enduring Capital Fund	0.55% on assets up to $500 million; 0.525% on assets from $500 million to $1 billion; and 0.50% on assets over $1 billion
NYLI WMC Value Fund	0.66% on assets up to $1 billion; and 0.64% on assets from $1 billion to $3 billion; and 0.62% on assets over $3 billion
NYLI Winslow Large Cap Growth Fund

0.75% on assets up to $500 million;
0.725% on assets from $500 million to $750 million;
0.71% on assets from $750 million to $1 billion;
0.70% on assets from $1 billion to $2 billion;
0.66% on assets from $2 billion to $3 billion;
0.61% on assets from $3 billion to $7 billion;

0.585% on assets from $7 billion to $9 billion; and

0.575% on assets over $9 billion

In addition, each Fund of the Trust, except, NYLI Candriam Emerging Markets Debt Fund, NYLI MacKay Convertible Fund, NYLI MacKay Strategic Bond Fund, NYLI MacKay U.S. Infrastructure Bond Fund, NYLI Money Market Fund, NYLI WMC Enduring Capital Fund, NYLI WMC Value Fund and NYLI Winslow Large Cap Growth Fund shall pay the Manager the fee set forth below. In the event this Agreement is in effect for only a portion of any one year, the fee payable below shall be reduced proportionately on the basis of the number of business days (any day on which the New York Stock Exchange is open for trading) during which the Agreement was in effect for that year.

FUND NET ASSETS	ACCOUNTING FEE SCHEDULE
First $20 Million	1/20 of 1%
Next $80 Million	1/30 of 1%
Excess	1/100 of 1%
Minimum Monthly Charge	$1,000

This fee shown above is an annual charge, billed and payable monthly, based upon average monthly net assets.